UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2022

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On March 24, 2022, Sanara MedTech Inc. (the “Company”) delivered notice to Cadence Bank, N.A. (“Cadence”) of termination of its loan agreement, dated January 15, 2021, by and among Cadence, the Company, Cellerate, LLC, and United Wound and Skin Solutions, LLC (the “Loan Agreement”), as modified and amended by that certain modification agreement (the “Modification Agreement”), dated June 29, 2021, by and among Cadence, the Company, Cellerate, LLC and United Wound and Skin Solutions, LLC (the loan agreement, as amended by the Modification Agreement, the “Modified Loan Agreement”), effective as of March 25, 2022. The Modified Loan Agreement provided for a $2.5 million revolving line of credit that was secured by substantially all of the assets of the Company and was scheduled to mature on January 13, 2023. The Company determined to terminate the Loan Agreement because the Company has no present intention of drawing upon the revolving line of credit. Upon the termination of the Modified Loan Agreement, all security interests granted to Cadence thereunder were terminated and released. The Company did not have any borrowings outstanding under the Modified Loan Agreement and did not incur any early termination penalties in connection with the termination of the Modified Loan Agreement.

The description of the Modified Loan Agreement governing the Company’s revolving line of credit included in this Item 1.02 is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Modification Agreement, copies of which were previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2021 and Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2021, respectively, and are incorporated by reference herein.

Item 5.08 Shareholder Director Nominations

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events

On March 23, 2022, the Board of Directors of the Company established June 10, 2022 as the date of the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and set April 22, 2022 as the record date for determining shareholders who are eligible to receive notice of and vote at the 2022 Annual Meeting. The date of the 2022 Annual Meeting represents a change of more than 30 calendar days from the anniversary of the date deemed to be the date of the preceding year’s annual meeting pursuant to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will publish additional details regarding the exact time, location and matters to be voted on at the 2022 Annual Meeting in the Company’s proxy statement for the 2022 Annual Meeting.

In order for shareholder proposals to be presented at the 2022 Annual Meeting, including by means of inclusion of a shareholder proposal or of shareholder nominees in the proxy materials under Rule 14a-8 of the Exchange Act, the Company must receive proper notice at the Company’s principal executive offices not later than the close of business on April 15, 2022, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2022 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2022 Annual Meeting. The April 15, 2022 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

All proposals must be addressed to the Corporate Secretary at “Sanara MedTech Inc., 1200 Summit Avenue, Suite 414, Fort Worth, TX 76102, Attention: Corporate Secretary.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2022

Sanara MedTech Inc.

	By:	/s/ Michael D. McNeil
	Name:	Michael D. McNeil
	Title:	Chief Financial Officer